                                                                    EXHIBIT 99.1

                                              RELEASE DATE:
                                              Aug 28, 2003

                                              CONTACT:
                                              Kmart Media Relations
                                              (248) 463-1021

                                              Kmart Investor Relations
                                              (248) 463-1040


                        KMART HOLDING CORPORATION REPORTS

                           SECOND QUARTER 2003 RESULTS


TROY, MICHIGAN, AUGUST 28, 2003 - Kmart Holding Corporation (NASDAQ: KMRT) announced today the Company's financial results for the second quarter of fiscal 2003.

For the 13 weeks ended July 30, 2003, Kmart Holding Corporation (Kmart) reported a net loss of $5 million, or ($0.06) per share. Kmart Corporation reported a net loss of $293 million for the 13 weeks ended July 31, 2002(1).

Income before interest, reorganization items, income taxes and discontinued operations was $8 million for the second quarter of 2003, versus a loss of $264 million in the same period a year ago. Last year's results include a charge of $27 million in the second quarter of 2002 in connection with store closing liquidation sales. This charge is included in the Cost of sales, buying and occupancy in the accompanying unaudited Condensed Consolidated Statements of Operations.

Net sales for the 13 weeks ended July 30, 2003, were $5.652 billion, a decrease of 21.3 percent from $7.183 billion a year ago. On a same-store basis, sales declined 5.4 percent for the second quarter of 2003, compared to the second quarter of 2002.

Julian C. Day, President and Chief Executive Officer of Kmart, said: "We are pleased with the progress we continue to make in our business. We are focused on profitable sales, reducing SG&A and enhancing the productivity of our assets. As a result, our liquidity position remains strong."

As of July 30, 2003, Kmart had approximately $1.2 billion in cash and cash equivalents, and borrowing availability of approximately $1.5 billion on its $2 billion credit facility inclusive of outstanding letters of credit. In light of its favorable liquidity position, the Company is exploring various alternatives to reduce the cost of its Exit Financing Facility.

Gross margin decreased $37 million to $1.234 billion, for the 13 weeks ended July 30, 2003, from $1.271 billion for the 13 weeks ended July 31, 2002. Gross margin, as a percentage of sales, increased to 21.8% for the 13 weeks ended July 30, 2003, from 17.7% for the comparable period in the prior year. The improvement in the gross margin rate is attributable to a decrease in shrinkage and an overall improvement in the Company's sales mix. In addition, the gross margin rate was positively affected by the termination of the Company's supply arrangement with Fleming, lower buying and occupancy expenses as a result of the write-off of long-lived assets in conjunction with the application of Fresh-Start accounting and the effect of co-op recoveries recorded in Cost of sales, buying and occupancy in 2003. Previously, co-op recoveries were recorded in Selling, general and administrative expenses ("SG&A") prior to the adoption in the fourth quarter of 2002 of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". These improvements in the gross margin rate were partially offset by the impact of clearance markdowns.

Selling, general and administrative expenses (SG&A), which includes advertising costs (net of co-op recoveries of $91 million in 2002), decreased $307 million to $1.228 billion for the 13 weeks ended July 30, 2003 from $1.535 billion for the 13 weeks ended July 31, 2002. The decrease in SG&A is primarily due to the reduction in the Company's store base after closing 599 stores during fiscal 2002 and the first quarter of 2003, as well as a decrease in payroll and other related expenses from corporate headquarters cost reduction initiatives and lower depreciation expense due to adjustments to the book value of the Company's property and equipment, resulting from impairment charges taken while operating in bankruptcy and the write-off of long-lived assets in conjunction with Fresh-Start accounting. Collectively, these reductions were partially offset by an increase in workers' compensation expense and the impact of the reclassification of co-op recoveries as discussed above. SG&A, as a percentage of sales, increased to 21.7% for the 13 weeks ended July 30, 2003, from 21.4% for the comparable period in the prior year.

DISCLOSURE OF FINANCIAL INFORMATION IN ACCORDANCE WITH REGULATION FD

YEAR-TO-DATE ADJUSTED EBITDA

Year-to-date Adjusted EBITDA was $164 million. Disclosure of Year-to-date Adjusted EBITDA is being made for purposes of communicating to employees year-to-date performance results as compared to the performance goals outlined in the Company's incentive compensation program, and accordingly, to comply with the disclosure requirements under Regulation FD.

Year-to-date Adjusted EBITDA (Year-to-date earnings before interest, taxes, depreciation, amortization, reorganization costs, fresh start valuation charges, restructuring, impairment and other charges and other bankruptcy-related items) is a non-GAAP financial measure. Year-to-date Adjusted EBITDA is not the same as EBITDA defined in Kmart's Exit Financing Facility. Year-to-date Adjusted EBITDA is a Company-defined metric used solely by Kmart's management for the administration of the Company's incentive compensation program for eligible employees. Year-to-date Adjusted EBITDA is not a measure or indicator of the overall financial condition or performance of Kmart and should not be used by investors as a basis for formulating investment decisions. Set forth below and as required under Regulation G, is a reconciliation of the Condensed Consolidated Statement of Operations to Year-to-date Adjusted EBITDA:


Net loss for the 13-weeks ended July 30, 2003 (Successor)                 $  (5)
Net loss for the 13-weeks ended April 30, 2003 (Predecessor)               (862)
                                                                          -----
                                                                           (867)

Year-to-date Adjustments to reconcile the Net loss for the
   13-weeks ended July 30, 2003 and the 13-weeks ended
   April 30, 2003 to Year-to-date Adjusted EBITDA:
     Discontinued operations                                                  7
     Interest expense, net                                                   78
     Benefit from income taxes                                              (11)
     Depreciation and amortization                                          140
     Reorganization items, net                                              769
     Restructuring, impairment and other charges                             37
     Post-emergence bankruptcy-related items, net                            14
     Other                                                                   (3)
                                                                          -----

Year-to-date Adjusted EBITDA                                              $ 164
                                                                          =====

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                  SUCCESSOR COMPANY              PREDECESSOR COMPANY
                                                                  ----------------- ------------------------------------------------
                                                                    13 WEEKS ENDED  13 WEEKS ENDED   13 WEEKS ENDED   26 WEEKS ENDED
                                                                    JULY 30, 2003   APRIL 30, 2003   JULY 31, 2002    JULY 31, 2002
                                                                    --------------  --------------   --------------   --------------

Sales                                                                    $  5,652        $  6,181        $  7,183        $ 14,364
Cost of sales, buying and occupancy                                         4,418           4,762           5,912          12,431
                                                                         --------        --------        --------        --------

Gross margin                                                                1,234           1,419           1,271           1,933
Selling, general and administrative expenses                                1,228           1,421           1,535           3,205
Restructuring, impairment and other charges                                     -              37              14              14
Equity income in unconsolidated subsidiaries                                   (2)             (7)            (14)            (19)
                                                                         --------        --------        --------        --------

Income (loss) before interest, reorganization items, income
     taxes and discontinued operations                                          8             (32)           (264)         (1,267)
Interest expense, net (contractual interest for the 13 weeks ended
   April 30, 2003 and July 31, 2002 and the 26 weeks ended
   July 31, 2002 was $124, $100 and $202, respectively)                        21              57              32              65
Reorganization items, net                                                       -             769               4             255
Benefit from income taxes                                                      (5)             (6)              -             (12)
                                                                         --------        --------        --------        --------

Loss before discontinued operations                                            (8)           (852)           (300)         (1,575)

Discontinued operations (net of income taxes of $2, $0, $0
      and $0, respectively)                                                     3             (10)              7            (160)
                                                                         --------        --------        --------        --------

Net loss                                                                 $     (5)       $   (862)       $   (293)       $ (1,735)
                                                                         ========        ========        ========        ========

Basic/diluted loss before discontinued operations                        $  (0.09)       $  (1.63)       $  (0.60)       $  (3.13)
Discontinued operations                                                      0.03           (0.02)           0.02           (0.32)
                                                                         --------        --------        --------        --------
Basic/diluted net loss per common share                                  $  (0.06)       $  (1.65)       $  (0.58)       $  (3.45)
                                                                         ========        ========        ========        ========

Basic/diluted weighted average shares (millions)                             89.7           522.7           502.7           502.8

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                                 SUCCESSOR COMPANY     PREDECESSOR COMPANY
                                                                                 -----------------  ----------------------------
                                                                                     JULY 30,       JANUARY 29,      JULY 31,
                                                                                       2003            2003            2002
                                                                                 ----------------   ----------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                           $  1,200        $    613        $  1,003
  Merchandise inventories                                                                4,063           4,825           5,284
  Other current assets                                                                     559             664             618
                                                                                      --------        --------        --------

TOTAL CURRENT ASSETS                                                                     5,822           6,102           6,905

Property and equipment, net                                                                 43           4,892           5,866
Other assets and deferred charges                                                           90             244             247
                                                                                      --------        --------        --------

TOTAL ASSETS                                                                          $  5,955        $ 11,238        $ 13,018
                                                                                      ========        ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Long-term debt due within one year                                                  $     66        $      -        $      -
  Accounts payable                                                                       1,083           1,248           1,438
  Accrued payroll and other liabilities                                                    636             710             653
  Taxes other than income taxes                                                            333             162             244
                                                                                      --------        --------        --------

TOTAL CURRENT LIABILITIES                                                                2,118           2,120           2,335
                                                                                      --------        --------        --------

LONG-TERM LIABILITIES
  Mortgages payable                                                                         51               -               -
  Capital lease obligations                                                                401             623             682
  Pension obligation                                                                       861               -               -
  Unfavorable operating leases                                                             334               -               -
  Other long-term liabilities                                                              482             181             175
                                                                                      --------        --------        --------

TOTAL LONG-TERM LIABILITIES                                                              2,129             804             857
                                                                                      --------        --------        --------

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                              4,247           2,924           3,192

LIABILITIES SUBJECT TO COMPROMISE                                                            -           7,969           7,445

Predecessor Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7 3/4 % convertible
  junior subordinated debentures (redemption value $648 and $898, respectively)              -             646             889

SHAREHOLDERS' EQUITY (DEFICIT)
  Successor Company preferred stock 20,000,000 shares authorized;
    no shares outstanding                                                                    -               -               -
  Predecessor Company common stock $1 par value, 1,500,000,000 shares
    authorized; 519,123,988 and 503,294,515 shares outstanding, respectively                 -             519             503
  Successor Company common stock $0.01 par value, 500,000,000 shares
    authorized; 89,677,509 shares outstanding                                                1               -               -
  Capital in excess of par value                                                         1,712           1,922           1,694
  Accumulated deficit                                                                       (5)         (2,742)           (705)
                                                                                      --------        --------        --------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                     1,708            (301)          1,492
                                                                                      --------        --------        --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                  $  5,955        $ 11,238        $ 13,018
                                                                                      ========        ========        ========

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                    SUCCESSOR COMPANY         PREDECESSOR COMPANY
                                                                    -----------------   --------------------------------
                                                                      13-WEEKS ENDED    13-WEEKS ENDED    26-WEEKS ENDED
                                                                      JULY 30, 2003     APRIL 30, 2003    JULY 31, 2002
                                                                      --------------    --------------    --------------

 CASH FLOWS FROM OPERATING ACTIVITIES
       Net Loss                                                          $    (5)          $  (862)          $(1,735)
       Adjustments to reconcile net loss to net cash
            provided by operating activities:
                   Restructuring, impairments and other charges                -                44               791
                   Reorganization items, net                                   -               769               278
                   Depreciation and amortization                               5               177               375
                   Equity income in unconsolidated subsidiaries               (2)               (7)              (19)
       Dividends received from Meldisco                                        -                36                45
       Cash used for store closings and other charges                         (5)              (64)             (131)
       Cash used for payments of exit costs and other
            reorganization items                                            (451)              (19)              (50)
       Change in:
                   Inventories                                               368               480              (156)
                   Accounts payable                                          (77)             (117)              703
                   Deferred income taxes and taxes payable                   (11)              (16)              (10)
                   Other assets                                               99               123                74
                   Other liabilities                                         (93)               32               123
                                                                         -------           -------           -------
 NET CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES                       (172)              576               288
                                                                         -------           -------           -------

 CASH FLOWS FROM INVESTING ACTIVITIES
        Proceeds from sale of property and equipment                          44                64                10
        Capital expenditures                                                 (27)               (4)             (126)
                                                                         -------           -------           -------
 NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                         17                60              (116)
                                                                         -------           -------           -------

 CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from issuance of debt                                        60                 -                 -
        Payments on DIP Credit Facility                                        -                 -              (300)
        Payments on debt                                                      (4)               (1)              (49)
        Debt issuance costs                                                  (46)                -               (30)
        Payments on capital lease obligations                                (14)              (16)              (35)
        Fees paid to Plan Investors                                          (13)                -                 -
        Issuance of common shares                                            140                 -                 -
                                                                         -------           -------           -------
 NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                        123               (17)             (414)
                                                                         -------           -------           -------

 NET CHANGE IN CASH AND CASH EQUIVALENTS                                     (32)              619              (242)
 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            1,232               613             1,245
                                                                         -------           -------           -------
 CASH AND CASH EQUIVALENTS, END OF PERIOD                                $ 1,200           $ 1,232           $ 1,003
                                                                         =======           =======           =======

Footnote 1:

Upon emergence from bankruptcy on May 6, 2003, Kmart Corporation (Predecessor Company) applied the provisions of Fresh-Start accounting effective as of April 30, 2003, at which time a new reporting entity, Kmart Holding Corporation (Kmart), was deemed to be created. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to May 1, 2003 generally are not comparable to those of Kmart. Therefore, comparisons of earnings per share data are not included herein. As referenced within this news release, results of operations for the 13 weeks ended April 30, 2003 and periods ended in fiscal 2002 refer to the Predecessor Company.

BOARD APPROVES UP TO $10 MILLION SHARE REPURCHASE

The Board of Directors today approved the repurchase of up to $10 million of the Company's outstanding stock for the purpose of providing restricted stock grants to certain employees. The repurchase was subject to an amendment to the Credit Agreement of our Exit Financing Facility the approval of which was obtained today. Certain of such restricted stock grants may be subject to shareholder approval.


Kmart and its subsidiaries (together, "the Company") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include DISNEY, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66, SESAME STREET, and THALIA SODI. The Company operates more than 1,500 stores in 49 states and is one of the 10 largest employers in the country with 170,000 associates. For more information visit the Company's website at www.kmart.com.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; marketplace demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; increasing competition from other retailers; Kmart's ability to operate pursuant to its exit financing facility; outcome of negotiations on collective bargaining agreements and other labor issues with unions representing employees in our distribution centers; Kmart's ability to obtain and maintain normal terms with its vendors, attract and retain customers, obtain and maintain appropriate inventory, implement its business plan and strategies, attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

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